SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                The Henlopen Fund
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

                                THE HENLOPEN FUND
                   Longwood Corporate Center South, Suite 213
                                415 McFarlan Road
                       Kennett Square, Pennsylvania 19348

                               September 25, 2002

Dear Shareholder:

       You should have previously received a proxy statement and proxy card regarding the Special Meeting of the shareholders of The Henlopen Fund scheduled to be held starting at 9:00 a.m. on September 30, 2002 at Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square,
Pennsylvania 19348.

       I am writing to you today for three reasons. First, I am writing to inform you that the Special Meeting has been postponed until October 15, 2002, at 9:00 a.m., in order to give our shareholders additional time to vote their shares before the Special Meeting.

       Second, the location of the Special Meeting has changed. The Special Meeting will now be held at the Hilton Garden Inn, 815 East Baltimore Pike, Kennett Square, Pennsylvania 19348. The Hilton Garden Inn's telephone number is
(610) 444-9100. The Hilton Garden Inn has a larger facility which we believe will better accommodate the Special Meeting in light of the attendance we currently anticipate.

       Finally, I want you to be aware of a recent development relative to the election of five trustees to be voted on at the Special Meeting. Subsequent to the mailing of the proxy statement, one of the nominees named in the proxy statment, John A. Krol, was appointed to the Board of Directors of Tyco International Ltd. Mr. Krol has informed us that he believes the demands of this new position, along with his other board commitments, will not allow him to remain a trustee of The Henlopen Fund beyond the end of 2002, and he has indicated that he intends to resign later this year. Mr. Krol remains a nominee and the Board of Trustees has not changed its previous recommendation that you vote in favor of Mr. Krol's election. If, as currently anticipated, Mr. Krol resigns as a trustee, the Fund's Trust Instrument provides that a majority of the remaining trustees then in office may appoint a replacement, subject to certain limitations under the Investment Company Act of 1940, as amended. After the Special Meeting, the independent trustees will seek to identify a replacement for Mr. Krol on the Board of Trustees in anticipation of his expected resignation.

       A new proxy card is enclosed for your convenience. If you have already voted and do not wish to change your vote or revoke your proxy, you do not need to take any action. If you have not yet voted or if you have already voted and wish to change your vote or revoke your proxy, please use the enclosed proxy card. Even if you own only a few shares, your vote is very important.

                                                    Sincerely,

                                                    /s/ Michael L. Hershey

                                                    Michael L. Hershey
                                                    President

THE HENLOPEN FUND

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                              OF THE HENLOPEN FUND

The undersigned constitutes and appoints Michael L. Hershey and Bruce V. Vogenitz, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the special meeting of shareholders of The Henlopen Fund, on October 15, 2002, at 9:00 a.m. (Eastern Daylight Time), at the Hilton Garden Inn, 815 East Baltimore Pike, Kennett Square, Pennsylvania 19348, and at any adjournments or postponements thereof, all shares of stock of The Henlopen Fund that the undersigned is entitled to vote as indicated on the reverse side of this card.

This proxy wil be voted as specified. If no specification is made, this proxy will be voted FOR each proposal.

This proxy is solicited on behalf of the trustees of The Henlopen Fund


                                  Dated: ___________________, 2002



                                  ___________________________________________
                                                Signature(s)

                                  The signature on this proxy should correspond exactly with the name of the shareholder as it appears on the proxy. If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. [X] PLEASE DO NOT USE FINE POINT PENS.

1.  To elect five trustees.               FOR all nominees           WITHHOLD
                                              listed           authority to vote
(01) Robert J. Fahey, Jr.                   (except as          for all nominees
(02) Michael L. Hershey*                   marked to the         listed at left
(03) Stephen L. Hershey, M.D.*           contrary at left)
(04) John A. Krol
(05) John H. Remer
*interested Nominees

(INSTRUCTION: To withhold authority             |_|                    |_|
to vote for any individual nominee,
write that nominee(s) name(s) in the
space provided below.)

--------------------------------------


                                               FOR        AGAINST        ABSTAIN

2.   To approve the amendment to               |_|          |_|            |_|
     fundamental investment restriction
     No. 1.

3.   To approve the amendment to               |_|          |_|            |_|
     fundamental investment restriction
     No. 2

4.   To approve the amendment to               |_|          |_|            |_|
     fundamental investment restriction
     No. 4

5.   To approve the amendment to Section
     11.4(b) of the Fund's Trust               |_|          |_|            |_|
     Instrument

In their discretion upon such other business as may properly come before the meeting.

Please check box at right if you will be attending the meeting.            [_]